      As filed with the Securities and Exchange Commission on July 12, 2004
             Securities Act Registration No. 333-108747 Exchange Act

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ISLAND PACIFIC, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                         33-0896617
     --------------                                      ------------
(State or Other Jurisdiction                (IRS Employer Identification Number)
    of Incorporation)

                      19800 MacArthur Boulevard, Suite 1200
                            Irvine, California 92612
          ------------------------------------------------------------
              (Address of Registrant's Principal Executive Offices)

                            1998 Incentive Stock Plan
                             -----------------------
                            (Full Title of the Plan)

                          The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
             -------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

            It is requested that copies of communications be sent to:

                                   Ran Furman
                             Chief Financial Officer
                      19800 MacArthur Boulevard, Suite 1200
                            Irvine, California 92612
                                 (877) 784-7978

                             Harry J. Proctor, Esq.
                      Solomon Ward Seidenwurm & Smith, LLP
                            401 B Street, Suite 1200
                           San Diego, California 92101
                                 (619) 231-0303
             -------------------------------------------------------

                                                     CALCULATION OF REGISTRATION FEE
                                   --------------------------------------------------------------------
 Title of Securities to be      Amount to be     Proposed Maximum Offering   Proposed Maximum Offering         Amount of
        Registered               Registered            Price Per Unit                  Price               Registration Fee
        ----------               ----------            --------------                  -----               ----------------
  $.0001 par value common         N/A (1)                 N/A (1)                     N/A (1)                   N/A (1)
           stock


(1) No additional securities are to be registered and registration fees were paid upon filing of the original Registration No. 333-108747.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                     AMENDMENT TO THE REGISTRATION STATEMENT

The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on September 12, 2003 (Registration No. 333-108747) (the "Registration Statement") is hereby amended to suspend the Registrant's 1998 Stock Incentive Plan (the "1998 Plan") with respect to issuances of new stock option grants thereunder, effective July ___, 2004. The 1,201,200 shares available for issuance, but not issued or subject to outstanding options, under the 1998 Plan (the "Unissued Option Shares") are no longer issuable under 1998 Plan. The Unissued Option Shares will be issuable under the Retail Technologies International, Inc. ("RTI") 2003 Stock Incentive Plan (the "RTI Plan") that the Registrant assumed pursuant to the Amended and Restated Agreement of Merger and Plan of Reorganization dated June 1, 2004 between the Registrant, RTI, IPI Merger Sub, Inc., IPI Merger Sub II, Inc., Michael Tomczak and Jeffrey Boone. A registration statement on Form S-8 with respect to the Unissued Option Shares (the "New Registration Statement"), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 1998 Plan; however, $298.26 paid by the Registrant in connection with the registration fee associated with an aggregate of 1,201,200 of the Unissued Option Shares will be carried forward from the Registration Statement to the New Registration Statement.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

                                   SIGNATURES
                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in La Jolla, California, on July 12, 2004.

                                          ISLAND PACIFIC, INC.,
                                          a Delaware corporation


                                          By: /s/ Ran Furman
                                              ----------------------------------
                                              Ran Furman
                                              Chief Financial Officer




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